UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Commission File Number
001-34581

Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, Kraton Performance Polymers, Inc. (the “Company”) held its 2016 Annual General Meeting of Stockholders (the “Annual Meeting”) on May 18, 2016. At the Annual Meeting, the Company’s stockholders approved the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan (the “2016 Plan”), which was unanimously adopted by the Company’s Board of Directors (the “Board”) on April 4, 2016 subject to stockholder approval at the Annual Meeting. The effective date of the 2016 Plan is May 18, 2016.
The 2016 Plan will replace each of the Company’s 2013 Cash Incentive Plan and the Company’s 2009 Equity Incentive Plan. The Compensation Committee of the Board (the “Committee”) (1) will cease to grant annual cash performance awards under the 2013 Cash Incentive Plan as of December 31, 2016 and will grant future cash awards under the 2016 Plan on and after January 1, 2017 and (2) ceased granting further awards under the 2009 Equity Incentive Plan as of May 18, 2016. The maximum number of shares reserved for issuance under the 2016 Plan is 1,986,904, consisting of 1,550,000 new shares plus 436,904 shares outstanding under the 2009 Equity Incentive Plan.
Unless otherwise determined by the Board, the Committee will administer the 2016 Plan. Awards under the 2016 Plan may be granted to employees and consultants of the Company and its subsidiaries, and to non-employee directors of the Board. The 2016 Plan provides for the issuance of options, stock appreciation rights, stock awards and cash awards. Additionally, at the Annual Meeting, our stockholders approved an arrangement under which certain cash and equity-based compensation awarded to executive officers under the 2016 Plan may qualify, until the date of the Company’s 2021 annual general meeting of stockholders, as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Performance Metrics”).
The 2016 Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference and constitutes a part of this report. A description of the material terms and conditions of the 2016 Plan is provided under the heading “Summary of the Material Terms of the 2016 Plan” on pages 68-71 of the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 8, 2016, which description is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 18, 2016, the Company held its Annual Meeting. A total of 28,563,709 shares were represented in person or by proxy at the Annual Meeting. Our stockholders considered five proposals as described in our proxy statement filed on April 8, 2016. The stockholders:
•elected all three of the Company’s nominees for Class I director;
•approved, on an advisory basis, the compensation for the Company’s named executive officers;

•	ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
•approved the 2016 Plan; and
•approved the Performance Metrics.

The stockholders voted shares on these proposals as follows:

Election of Directors
Nominee	For	Withheld	Broker Non-Votes
Anna C. Catalano	26,283,201	985,449	1,295,059
Barry J. Goldstein	26,255,482	1,013,168	1,295,059
Dan F. Smith	26,426,076	842,574	1,295,059

	For	Against	Abstentions	Broker Non-Votes
Advisory vote to approve executive compensation	17,602,809	9,356,302	309,539	1,295,059

	For	Against	Abstentions	Broker Non-Votes
Ratification of appointment of KPMG LLP	27,497,279	766,689	299,741	—

	For	Against	Abstentions	Broker Non-Votes
Approval of the 2016 Plan	24,150,879	2,817,664	300,107	1,295,059

	For	Against	Abstentions	Broker Non-Votes
Approval of the Performance Metrics	26,464,030	505,517	299,103	1,295,059
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: May 23, 2016	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan